                                                                    EXHIBIT 12.1

                        PACKAGING RESOURCES INCORPORATED
                  STATEMENT RE COMPUTATION OF FINANCIAL RATIOS
                             (DOLLARS IN THOUSANDS)

                                                                           YEAR ENDED
                                                 ---------------------------------------------------------------    PRO FORMA
                                                   FEB. 29      FEB. 28      FEB. 28      FEB. 28      FEB. 29     YEAR ENDED
                                                    1992         1993         1994         1995         1996      FEB. 29 1996
                                                 -----------  -----------  -----------  -----------  -----------  -------------
EBITDA:
  Net income (loss) before extraordinary item
   and cumulative effect of change in
   accounting principle........................       1,517        3,161        7,278      (3,521)        1,333         (231)
  Income tax expense (benefit).................       1,268        2,215        5,057      (1,980)        1,006         (175)
  Interest expense.............................       6,082        5,406        5,482       8,503        10,671       13,416
  Depreciation and amortization................       3,703        3,652        6,279      10,492         9,721        9,721
  Nonrecurring charge..........................      --           --           --           7,257        --            --
                                                 -----------  -----------  -----------  -----------  -----------      ------
EBITDA.........................................      12,570       14,434       24,096      20,751        22,731       22,731
                                                 -----------  -----------  -----------  -----------  -----------      ------
                                                 -----------  -----------  -----------  -----------  -----------      ------
Earnings to fixed charge ratio:
  Fixed charges:
    Interest expense before deferred financing
     costs.....................................       5,487        4,813        4,777       7,655         9,011       12,823
    Interest element of rentals (1)............         393          359          694         849           687          687
    Amortization of deferred financing cost....         595          593          705         848         1,660          593
                                                 -----------  -----------  -----------  -----------  -----------      ------
  Total fixed charges..........................       6,475        5,765        6,176       9,352        11,358       14,103
Earnings:
  Net income (loss) before extraordinary item
   and cumulative effect of change in
   accounting principle........................       1,517        3,161        7,278      (3,521)        1,333         (231)
  Income tax expense (benefit).................       1,268        2,215        5,057      (1,980)        1,006         (175)
  Fixed charges................................       6,475        5,765        6,176       9,352        11,358       14,103
                                                 -----------  -----------  -----------  -----------  -----------      ------
Total earnings.................................       9,260       11,141       18,511       3,851        13,697       13,697
                                                 -----------  -----------  -----------  -----------  -----------      ------
                                                 -----------  -----------  -----------  -----------  -----------      ------
Ratio of earnings to fixed charges.............        1.43         1.93         3.00        0.41(2)       1.21         0.97(2)
                                                 -----------  -----------  -----------  -----------  -----------      ------
                                                 -----------  -----------  -----------  -----------  -----------      ------
Ratio of EBITDA to interest expense:
  EBITDA.......................................      12,570       14,434       24,096      20,751        22,731       22,731
  Interest expense.............................       6,082        5,406        5,482       8,503        10,671       13,416
                                                 -----------  -----------  -----------  -----------  -----------      ------
Ratio of EBITDA to interest expense............        2.07         2.67         4.40        2.44          2.13         1.69
                                                 -----------  -----------  -----------  -----------  -----------      ------
                                                 -----------  -----------  -----------  -----------  -----------      ------
Ratio of EBITDA to cash interest expense:
  EBITDA.......................................      12,570       14,434       24,096      20,751        22,731       22,731
  Interest expense before deferred financing
   costs.......................................       5,487        4,813        4,777       7,655         9,011       12,823
                                                 -----------  -----------  -----------  -----------  -----------      ------
Ratio of EBITDA to cash interest expense.......        2.29         3.00         5.04        2.71          2.52         1.77
                                                 -----------  -----------  -----------  -----------  -----------      ------
                                                 -----------  -----------  -----------  -----------  -----------      ------


                                                                            PROFORMA
                                                   MAY 31,      MAY 31,      MAY 31,
                                                    1995         1996         1996
                                                 -----------  -----------  -----------
EBITDA:
  Net income (loss) before extraordinary item
   and cumulative effect of change in
   accounting principle........................         607          868          312
  Income tax expense (benefit).................         422          654          235
  Interest expense.............................       2,769        2,416        3,391
  Depreciation and amortization................       2,464        2,043        2,043
  Nonrecurring charge..........................      --           --           --
                                                 -----------       -----        -----
EBITDA.........................................       6,262        5,981        5,981
                                                 -----------       -----        -----
                                                 -----------       -----        -----
Earnings to fixed charge ratio:
  Fixed charges:
    Interest expense before deferred financing
     costs.....................................       2,354        2,046        3,243
    Interest element of rentals (1)............         180          152          152
    Amortization of deferred financing cost....         415          370          148
                                                 -----------       -----        -----
  Total fixed charges..........................       2,949        2,568        3,543
Earnings:
  Net income (loss) before extraordinary item
   and cumulative effect of change in
   accounting principle........................         607          868          312
  Income tax expense (benefit).................         422          654          235
  Fixed charges................................       2,949        2,568        3,543
                                                 -----------       -----        -----
Total earnings.................................       3,978        4,090        4,090
                                                 -----------       -----        -----
                                                 -----------       -----        -----
Ratio of earnings to fixed charges.............        1.35         1.59         1.15
                                                 -----------       -----        -----
                                                 -----------       -----        -----
Ratio of EBITDA to interest expense:
  EBITDA.......................................       6,262        5,981        5,981
  Interest expense.............................       2,769        2,416        3,391
                                                 -----------       -----        -----
Ratio of EBITDA to interest expense............        2.26         2.48         1.76
                                                 -----------       -----        -----
                                                 -----------       -----        -----
Ratio of EBITDA to cash interest expense:
  EBITDA.......................................       6,262        5,981        5,981
  Interest expense before deferred financing
   costs.......................................       2,354        2,046        3,243
                                                 -----------       -----        -----
Ratio of EBITDA to cash interest expense.......        2.66         2.92         1.84
                                                 -----------       -----        -----
                                                 -----------       -----        -----
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(1) Deemed to be approximately one-third of rental expenses.

(2) Ratio is less than one; therefore, ratio is not disclosed in Prospectus.